Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Stillwater Mining Company and Subsidiaries:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-170851, 333-163163, 333-75404, 333-58251, 333-12455, and 333-12419) and on Form S-8 (Nos. 333-159144, 333-156262, 333-129953, 333-117927, 333-111989, 333-76314, 333-66364 and 333-70861) of Stillwater Mining Company of our reports dated February 22, 2012, with respect to the consolidated balance sheets of Stillwater Mining Company as of December 31, 2011 and 2010, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10-K of Stillwater Mining Company.

/s/ KPMG LLP

Billings, Montana

February 22, 2012